Exhibit 12
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


(in thousands)                                                             RATIO OF EARNINGS (UNAUDITED) TO FIXED CHARGES
---------------                                                 -------------------------------------------------------------------

                                            Nine Months Ended                                     Fiscal Year Ended
                                        ----------------------------  -------------------------------------------------------------
                                        September 29,  September 29,  January 3,  January 2,  January 1, December 31, December 29,
                                             1997           1996        1993         1994       1995        1995          1996
                                             ----           ----        ----         ----       ----        ----          ----
Pre-Tax Earnings                            40,720        28,467       18,561       21,304     25,713      31,676       43,427

Add Back:
  Interest Expense                           26,303       25,602       21,894       22,840     24,094      26,753       32,772
  Amortization of debt expense                  595          595          243          243        243         243          794
  Rent expense representative of the
     interest component                         493          488          721          714        826         651          658
                                             ------       ------       ------       ------     ------      ------       ------
Fixed Charge                                 27,391       26,685       22,858       23,797     25,163      27,647       34,224
                                             ------       ------       ------       ------     ------      ------       ------
Earnings                                     68,111       55,152       41,419       45,101     50,876      59,323       77,651
                                             ======       ======       ======       ======     ======      ======       ======
Ratio of Earnings to Fixed Charges             2.5          2.1          1.8          1.9        2.0         2.1         2.3
                                            =======       ======       ======       =======    =======     ======       ======
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